UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 20, 2011

Horsehead Holding Corp.

(Exact name of registrant as specified in its charter)

Delaware	001-33658	20-0447377
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4955 Steubenville Pike, Suite 405

Pittsburgh, Pennsylvania 15205

(Address of principal executive offices, including zip code)

724-774-1020

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.	Regulation FD Disclosure.

The registrant is furnishing under Item 7.01 of this Current Report on Form 8-K the information included as Exhibit 99.1 to this report. Some of the information included in Exhibit 99.1 to this report has not previously been reported to the public.

On July 20, 2011, Horsehead Holding Corp. (the “Company”) issued a press release announcing that it proposes to offer $80,000,000 aggregate principal amount of its convertible senior notes due 2017 (the “Convertible Notes”) in a private placement (the “Offering”) subject to market conditions and other factors. The Company intends to use the proceeds from the Offering, together with cash on hand, for the initial stages of construction of a new zinc facility and general corporate purposes, including working capital needs, investment in business initiatives, capital expenditures and acquisitions. The registrant hereby furnishes the information set forth in the press release issued on July 20, 2011, a copy of which is attached hereto as Exhibit 99.2 and incorporated herein by reference.

The information, including Exhibit 99.1 and Exhibit 99.2, furnished in this report is not deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. Registration statements or other documents filed with the Securities and Exchange Commission shall not incorporate this information by reference, except as otherwise expressly stated in such filing. By filing this Current Report on Form 8-K and furnishing this information, the registrant makes no admission as to the materiality of any information in this report that is required to be disclosed solely by reason of Regulation FD.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

The list of exhibits in the Exhibit Index to this report is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized on July 20, 2011.

HORSEHEAD HOLDING CORP.

By:	/s/ Robert D. Scherich
Name:	Robert D. Scherich
Title:	Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Information disclosed in the offering memorandum to be used in the offering.

99.2	Press Release issued by Horsehead Holding Corp. on July 20, 2011.